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Exhibit 5.1

                                           January 3, 2002



Sonic Innovations, Inc.
2795 East Cottonwood Parkway, Suite 660
Salt Lake City, UT 84121-7036

         Re:  Registration Statement on Form S-8
         ---------------------------------------

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about January 3 2002, (the "Registration Statement") in connection with the registration under the Securities Act 1933, as amended (the "Act"), of 789,474 shares of your Common Stock issuable under the 2000 Stock Plan and 105,263 shares issuable under the 2000 Employee Stock Purchase Plan. Such shares of Common Stock are referred to herein as the "Shares" and the 2000 Stock Plan and the 2000 Employee Stock Purchase Plan are referred to herein as the "Plans." As your legal counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

         It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares pursuant to the Registration Statement and the Plan, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                            Very truly yours,


                            /s/WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation